Exhibit 24.1

ROYAL DUTCH SHELL PLC

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jessica Uhl as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles O. Holiday	Chair	March 7, 2021
Charles O. Holliday

/s/ Euleen Goh	Deputy Chair and Senior Independent	March 7, 2021
Euleen Goh	Non-executive Director

/s/ Ben van Beurden	Chief Executive Officer	March 8, 2021
Ben van Beurden	(Principal Executive Officer)

/s/ Dick Boer	Non-executive Director	March 7, 2021
Dick Boer

/s/ Neil Carson	Non-executive Director	March 8, 2021
Neil Carson OBE

/s/ Ann Godbehere	Non-executive Director	March 9, 2021
Ann Godbehere

/s/ Catherine J. Hughes	Non-executive Director	March 7, 2021
Catherine J. Hughes

/s/ Martina Hund-Mejean	Non-executive Director	March 9, 2021
Martina Hund-Mejean

/s/ Sir Andrew Mackenzie	Non-executive Director	March 7, 2021
Sir Andrew Mackenzie

/s/ Abraham Schot	Non-executive Director	March 9, 2021
Abraham Schot

/s/ Sir Nigel Sheinwald GCMG	Non-executive Director	March 7, 2021
Sir Nigel Sheinwald GCMG

/s/ Gerrit Zalm	Non-executive Director	March 8, 2021
Gerrit Zalm